Exhibit 15.2

August 9, 2016

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We are aware that our report dated June 7, 2016 on our review of interim financial information of Petrobras Argentina S.A. (the “Company”) for the three month periods ended March 31, 2016 and 2015, and included in the Company's Form 6-K filed with the Commission on June 10, 2016, is incorporated by reference in the Registration Statement on Pampa Energía S.A.'s Form F-4 dated August 9, 2016.

Very truly yours,

PRICE WATERHOUSE & CO. S.R.L. /s/ Miguel A. Urus
Dr. Miguel A. Urus (Partner)

Autonomous City of Buenos Aires, Argentina